Exhibit (j)(ii)

CONSENT OF WILLKIE FARR & GALLAGHER LLP

We hereby consent to the reference to our Firm in the Statements of Additional Information of SunAmerica Series Trust (the “Registrant”) under the headings “Independent Registered Public Accounting Firm and Legal Counsel” and “Legal Counsel,” included as part of Post-Effective Amendment No. 85 to the Registrant’s Registration Statement on Form N-1A (File Nos. 033-52742, 811-07238).

/s/ Willkie Farr & Gallagher LLP

Willkie Farr & Gallagher LLP

New York, New York

April 22, 2016